EXHIBIT 99

                                 News Release

For Information Contact:
Derek P. Schmidt,Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES
ACQUISITION OF LEADING INDIAN OFFICE FURNITURE
COMPANY, BP ERGO LIMITED

MUSCATINE, Iowa (August 13, 2012) – HNI Corporation (NYSE: HNI) announced today it has acquired BP Ergo Limited, a leading manufacturer and marketer of office furniture in India which goes to market through a national network of sales branches and dealers supported by two manufacturing locations.

BP Ergo will operate as a focused, stand-alone business with a unique brand position and strategy under HNI's split and focus business model.  The acquisition is expected to have minimal impact on 2012 earnings.

"We're excited about the addition of BP Ergo to HNI.  BP Ergo's strong brand, significant customer base and solid manufacturing capabilities provide opportunity to drive aggressive growth in India, one of the largest and fastest growing office furniture markets in the world.  Our entry into India complements our experience and success in China and supports our international strategy for expansion in fast-growing economies. This is a great opportunity to leverage HNI's broad capabilities and office furniture expertise to build BP Ergo's strong position in India, drive improved customer performance and deliver long-term profitable growth," said Stan Askren, Chairman, President and CEO of HNI Corporation.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations regarding BP Ergo's contribution to earnings for 2012 and plans for integration and future operations.  In addition, forward looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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